PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                               PERMANENT PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA



       n
P (1+T)  = ERV

P = initial  investment in shares
T = average  annual total return
n = number of days
ERV = ending redeemable value

Average annual total return for 1 year ended 1/31/97:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,005.12

1+T = 1.00512

T = 0.51%

Average annual total return for 5 years ended 1/31/97:

       n
P (1+T)  = ERV

           5
1,000 (1+T)  = 1,324.46

             1/5
1+T = 1.32446

1+T = 1.05781

T = 5.78%

Average annual total return for 10 years ended 1/31/97:

       n
P (1+T)  = ERV

           10
1,000 (1+T)   = 1,621.89

             1/10
1+T = 1.62189

1+T = 1.04955

T = 4.96%

Average annual total return for 14 years, 62-days ended 1/31/97:

       n
P (1+T)  = ERV

           14.1699
1,000 (1+T)        = 1,964.00

   1/14.1699
1+T          = 1.96400

1+T = 1.04879

T = 4.88%

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                             TREASURY BILL PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA




Yield for 7 days ended 1/31/97:

Share price at 1/24/97 (net of capital gains):       $67.51
Share price at 1/31/97 (net of capital gains):       $67.56


     (                         )
     (      67.56 - 67.51      )            365
     (      -------------      )     *      ---       =     3.86%
     (          67.51          )             7


Effective yield for 7 days ended 1/31/97:


              [(                           )  ^   52.14   ]
              [(        67.56 - 67.51      )              ]
              [(  1  +  -------------      )              ] -  1  =   3.94%
              [(            67.51          )              ]

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                            VERSATILE BOND PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T) = ERV

P = initial  investment in shares
T = average annual total return
n = number of days
ERV = ending redeemable value

Average annual total return for 1 year ended 1/31/97:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,045.21

1+T = 1.04521

T = 4.52%


Average annual total return for 5 years ended 1/31/97:

       n
P (1+T)  = ERV

           5
1,000 (1+T)   = 1,259.71

              1/5
1+T = 1.25971

1+T = 1.04726

T = 4.73%


Average annual total return for 5 years, 127-days ended 1/31/97:

       n
P (1+T)  = ERV

           5.3479
1,000 (1+T)      = 1,273.98

              1/5.3479
1+T = 1.27398

1+T = 1.04632

T = 4.63%

Yield for 30 days ended 1/31/97:

                            [(                   )  6    ]
    YIELD    =              [(       a-b    + 1  )       ]
                     2      [(      -------      )    -1 ]
                            [(      (c)(d)       )       ]

a = dividends and interest earned during the period

b = expenses accrued for the period (net of reimbursements)

c = the average daily number of shares outstanding during the period that were entitled to receive dividends

d = the maximum offering price per share on the last day of the period

                            [(                                )  6    ]
                            [(       93,765.38-16,149.81 + 1  )       ]
    YIELD    =       2      [(      --------------------      )    -1 ]
                            [(      (337,793.300)(57.24)      )       ]




                            [(                                )  6    ]
                            [(          77,615.57  + 1        )       ]
    YIELD    =       2      [(      -------------             )    -1 ]
                            [(      19,335,288.49             )       ]


                            [(                                )  6    ]
                            [(                                )       ]
    YIELD    =       2      [(      1.00401419                )    -1 ]
                            [(                                )       ]



                            [(                                        ]
                            [(                                        ]
    YIELD    =       2      [(      .02432814                         ]
                            [(                                        ]


    YIELD    =       4.8656%

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                           AGGRESSIVE GROWTH PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T)  = ERV

P = initial  payment
T = average  annual  total  return
n = number of days
ERV = ending redeemable value

Average annual total return for 1 year ended 1/31/97:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,179.25

1+T = 1.17925

T = 17.93%


Average annual total return for 5 years ended 1/31/97:

       n
P (1+T)  = ERV

           5
1,000 (1+T) = 2,276.91

             1/5
1+T = 2.27691

1+T = 1.17888

T = 17.89%


Average annual total return for 7 years, 29-days ended 1/31/97:

       n
P (1+T)  = ERV

           7.079
1,000 (1+T)      = 2,589.03

             1/7.079
1+T = 2.58903

1+T = 1.14382

T = 14.38%